AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2002
                                                  REGISTRATION NO. 333-45104

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




                DELAWARE                                    38-0572515
    ------------------------------                       ----------------
   (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                      Identification Number)

                             300 RENAISSANCE CENTER
                          DETROIT, MICHIGAN 48265-3000
                                 (313) 556-5000
           (Address, Including Zip Code, and Telephone Number, Including
            Area Code,of Registrant's Principal Executive Offices)

                         ------------------------------

                                 PETER R. BIBLE
                            Chief Accounting Officer
                           General Motors Corporation
                             300 Renaissance Center
                          Detroit, Michigan 48265-3000
                                 (313) 556-5000
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                     --------------------------------------
                                   Copies to:



     ROBERT L. MESSINEO, ESQ.                         WARREN G. ANDERSEN, ESQ.
    WEIL, GOTSHAL & MANGES LLP                       GENERAL MOTORS CORPORATION
         767 FIFTH AVENUE                              300 RENAISSANCE CENTER
     NEW YORK, NEW YORK 10153                          DETROIT, MICHIGAN 48265
          (212) 310-8000                                   (313) 665-4921

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                 Not applicable

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

           This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

                          DEREGISTRATION OF SECURITIES

           On September 1, 2000, we filed a registration statement on Form S-3 (No. 333-45104) covering a total of 42,000,000 shares of our common stock, par value $1-2/3 per share -- (i) 32,053,422 shares to be sold from time to time by a selling stockholder, Fiat Auto Partecipazioni S.p.A. and (ii) 9,946,578 shares that we may issue from time to time to settle certain derivative transactions.

           In accordance with the undertaking contained in the registration statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this post-effective amendment to remove from registration all of the 42,000,000 shares, which remain unsold under the registration statement as of the date hereof. We are deregistering the 32,053,422 shares to be sold by the selling stockholder because our obligation to maintain the effectiveness of the registration statement with respect to such shares pursuant to the terms of the registration rights agreement, dated as of July 24, 2000, between us, Fiat Auto Partecipazioni S.p.A. and Fiat S.p.A., has expired. We are also deregistering the 9,946,578 shares that we may issue from time to time to settle certain derivative transactions.





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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on November 22, 2002.



                                         GENERAL MOTORS CORPORATION


                                         By: Peter R. Bible
                                             -----------------------------------
                                             Peter R. Bible
                                             Chief Accounting Officer
                                             Agent for Service








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